Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
2-34393, 811-1879

Form of Certificate Redesignating Janus Protected Series - Global and Janus Protected Series - Growth is incorporated herein by reference to Exhibit (a)(48) to Post-Effective Amendment No. 195 to Janus Investment Fund registration statement on Form N-1A, filed on January 28, 2014; accession number 0000950123-14-000649 (File No. 2-34393). Since the filing thereof, the
Certificate was signed by Stephanie Grauerholz-Lofton.